Exhibit 4.4

EXECUTION VERSION

This amendment letter is made on         10 February        2026 among:

1)

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY (the “Agent”) for itself and as facility agent for the Finance Parties (under and as defined in the Revolving Facilities Agreement (as defined below));

2)	BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Security Trustee for the Secured Parties (each term under and as defined in the Revolving Facilities Agreement);
3)	RED FOOTBALL LIMITED (the “Company”) as the Company, Obligors’ Agent and a Guarantor (each term under and as defined in the Revolving Facilities Agreement);
4)	MANCHESTER UNITED FOOTBALL CLUB LIMITED as the Borrower and a Guarantor (each term under and as defined in the Revolving Facilities Agreement);
5)	MU FINANCE LIMITED (F/K/A MU FINANCE PLC) as a Guarantor;
6)	MANCHESTER UNITED LIMITED and RED FOOTBALL JUNIOR LIMITED

each as a Guarantor;

7)	BANK OF AMERICA, N.A., LONDON BRANCH (as “BANA London”);
8)	NATIONAL WESTMINSTER BANK PLC;
9)	SANTANDER UK PLC; and
10)	HSBC UK BANK PLC,

(collectively, BANA London, National Westminster Bank plc, Santander UK plc and HSBC UK Bank plc are the “Consenting Lenders”).

1.	BACKGROUND AND AMENDMENTS TO THE REVOLVING FACILITIES AGREEMENT
1.1

We refer to a revolving facilities agreement dated 22 May 2015, as amended pursuant to an amendment letter dated 7 October 2015, as amended and restated pursuant to an amendment and restatement agreement dated 4 April 2019, as amended and restated pursuant to an amendment and restatement agreement dated 4 March 2021, as further amended and restated pursuant to an amendment and restatement agreement dated 10 December 2021, as further amended pursuant to an amendment letter dated 4 November 2022, as further amended pursuant to an amendment letter dated 28 June 2024, and as further amended pursuant to an amendment letter dated 9 July 2025 between, amongst others, the Company, MU Finance Limited (formerly known as MU Finance plc) as Original Borrower, Bank of America, N.A., as the Arranger and Bank of America Europe Designated Activity Company as Agent and Security Trustee (the “Revolving Facilities Agreement”).

1.2	The Company has requested, amongst other things, that the Total Initial Facility Commitments are increased by an additional £50,000,000 (the “Increased

EXECUTION VERSION

Commitments”) to £400,000,000 by way of Structural Adjustment (as defined in the Revolving Facilities Agreement) (the “Increase”).

1.3	In accordance with:
(a)

clause 41.3(f) (Exceptions) of the Revolving Facilities Agreement (i) each Consenting Lender that is a Participating Lender (as defined in the Revolving Facilities Agreement) in the Increased Commitments and (ii) the Super Majority Lenders (as defined in the Revolving Facilities Agreement) have agreed to the Increase; and

(b)	clause 41.2(b) (Required consents) of the Revolving Facilities Agreement, the Majority Lenders have agreed to the other amendments as set out in this letter.
2.	DEFINITIONS AND INTERPRETATION
2.1	Definitions

In this letter:

(a)	Unless defined in this letter, a term defined m the Revolving Facilities Agreement has the same meaning in this letter.
(b)	“Amended Facilities Agreement” means the Revolving Facilities Agreement as amended by this letter.
(c)	“Effective Date” means the date on which the Agent provides the confirmation pursuant to Clause 3 (Effective Date) below.
(d)

“Notes Purchase Agreement” means the notes purchase agreement dated 27 May 2015, as amended by amendment no. 1 dated 14 June 2018, amendment no 2. Dated 4 March 2021 and supplemented by consent no. 2 dated 26 April 2022, between, amongst others, the Obligors as notes parties, The Bank of New York Mellon as paying agent and the several institutional investors named therein from time to time as holders, providing for the issuance and sale by the issuer of its 3.79% guaranteed senior secured notes due 26 June 2027.

(e)	“Super Majority Lenders” has the meaning given to such term in the Amended Facilities Agreement, as if the Effective Date has occurred.
(f)	“Transaction Document” has the meaning set out in paragraph 2 of Schedule l (Conditions Precedent to the Effective Date).
(g)

References in the Revolving Facilities Agreement to “this Agreement”, “hereof’, “hereunder” and expressions of similar import shall be deemed to be references to the Revolving Facilities Agreement (as amended and restated by this letter).

2.2	Interpretation
(a)	Clause 1.2 (Construction) of the Revolving Facilities Agreement will be deemed to be set out in full in this letter, mutatis mutandis, but as if references

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in that clause to the Revolving Facilities Agreement were references to this letter.

(b)	It is agreed that this letter will constitute a Finance Document for the purposes of the Amended Facilities Agreement and a Debt Document under and as defined in the Intercreditor Agreement.
3.	EFFECTIVE DATE
3.1

The provisions of Clause 4 (Amendments and Acknowledgments) of this letter shall come into effect on the Effective Date when the Agent (acting for itself and for the Finance Parties) has confirmed in writing to the Company that it has received, or waived the requirement to receive, the documents and evidence listed in Schedule 1 (Conditions Precedent to the Effective Date).

3.2	Immediately following the written confirmation set out in Clause 3.1 above, the Effective Date shall automatically occur without any further action from any party.
3.3

Other than to the extent that the Super Majority Lenders notify the Agent in writing to the contrary before the Agent gives the confirmation described in Clause 3.1 above, the Consenting Lenders authorise (but do not require) the Agent to give such confirmation. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such confirmation.

3.4

If the Effective Date does not occur on or before the date falling 30 Business Days after the date of this letter or such later date as the Company and the Agent (acting on the instructions of the Consenting Lenders) may agree, then this letter shall lapse and be of no further effect and none of the Parties shall be under any liability under this letter and the Revolving Facilities Agreement shall be read and construed as if this letter had never been entered into.

4.	AMENDMENTS AND ACKNOWLEDGMENTS

On the Effective Date, the Revolving Facilities Agreement will be amended as follows:

(a)	a new definition of “Fifth Amendment Letter” is added to clause 1.1 (Definitions) in alphanumerical order:

“Fifth Amendment Letter” means the amendment letter relating to this Agreement dated on or about     10 February     2026 and made between the Company and the Agent.

(b)	a new definition of “Fifth Amendment Letter Effective Date” shall be added to clause 1.1 (Definitions) in alphanumerical order:

“Fifth Amendment Letter Effective Date” means the Effective Date as defined in the Fifth Amendment Letter.

(c)	the definition of Finance Document is deleted in its entirety and replaced with:

“Finance Document” means this Agreement, the First Amendment and Restatement Agreement, the First Amendment Letter, the Second Amendment

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and Restatement Agreement, the Third Amendment and Restatement Agreement, the Second Amendment Letter, the Third Amendment Letter, the Fourth Amendment Letter, the Fifth Amendment Letter, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, the Intercreditor Agreement, the Security Confirmation Deed, any Resignation Letter, any Transaction Security Document, any Utilisation Request, any Additional Facility Notice, any Additional Facility Lender Accession Notice, any RFR Supplement, any Compounding Methodology Supplement and any other document designated as a “Finance Document” by the Agent and the Company.

(d)	the definition of Total Commitments is deleted in its entirety and replaced with:

“Total Commitments” means the aggregate of the Total Initial Facility Commitments and all Additional Facility Commitments, being as at the Fifth Amendment Letter Effective Date, £400,000,000.

(e)	the definition of Total Initial Facility Commitments is deleted in its entirety and replaced with:

“Total Initial Facility Commitments” means the aggregate of the Initial Facility Commitments, being £400,000,000 as at the Fifth Amendment Letter Effective Date.

(f)	clause 19.l(a)(iii) shall be deleted in its entirety and replaced with:
(iii)	the implementation or application of, or compliance with, Basel III, CRD IV or CRD V or any law or regulation that implements or applies Basel III, CRD IV or CRD V; or
(g)	clause 19.1(b) shall be amended by the insertion of a new clause 19.1(b)(iv):
(iv)

“CRD V” means: Directive (EU) 2019/878 of the European Parliament and of the Council of20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures.

(h)	clause l 9.3(a)(vi) shall be deleted in its entirety and replaced with:
(vi)

attributable to the implementation or application of, or compliance with Basel III, CRD IV or CRD V or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) but only to the extent that such cost was known (or could reasonably be expected to have been known) by the relevant Finance Party (A) as at the date it became Party to this Agreement or (B) in the case of CRD V, as at the Fifth Amendment Letter Effective Date where already Party to this Agreement or, if later, the date it became a Party to this Agreement; or

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(i)Part 2 of Schedule 1 (The Original Parties) is deleted in its entirety and replaced with the following:

The Original Lenders
	Initial Facility	Treaty Passport Scheme
	Commitment(£) as	reference number and
	of the Fifth	jurisdiction of tax
	Amendment Letter	residence (if applicable)
Name of Original Lender	Effective Date

Bank of America, N.A., London Branch	162,000,000	NIA
National Westminster Bank pk	105,000,000	NIA
Santander UK pk	75,000,000	NIA
HSBC UK Bank pk	58,000,000	NIA

Total	400,000,000

5.	CONSENTING LENDERS
5.1

With effect from and including the Effective Date, each Consenting Lender shall have a Commitment under the Amended Facilities Agreement equal to the amount opposite its name in Part 2 of Schedule 1 (The Original Parties) of the Amended Facilities Agreement.

5.2

Save as reduced, increased or otherwise amended pursuant to this letter, the Commitments, rights and obligations of each Consenting Lender under the Finance Documents shall continue in full force and effect, in accordance with the terms and conditions of the Finance Documents.

6.	COMPANY CONFIRMATION

The Company hereby confirms that on the Effective Date:

(a)	the incurrence and guaranteeing by the Obligors of obligations under the Amended Facilities Agreement will not be prohibited under the Notes Purchase Agreement and the BAML Facility Agreement; and
(b)	the Amended Facilities Agreement will not be prohibited from sharing in the Transaction Security under the terms of the Notes Purchase Agreement and the BAML Facility Agreement.
7.	CONTINUITY AND CONSENT OF THE GUARANTORS
7.1	Continuing obligations

Except as varied or waived by the terms of this letter, the Revolving Facilities

EXECUTION VERSION

Agreement will remain in full force and effect and any reference in the Revolving Facilities Agreement or any other Finance Document to such Revolving Facilities Agreement or to any provision of such Revolving Facilities Agreement will be construed as a reference to such Revolving Facilities Agreement, or that provision, as varied or waived by this letter.

7.2	Continuing Guarantees

Each Guarantor hereby consents, acknowledges and agrees to the amendments and other matters set forth in this letter and hereby confirms and ratifies in all respects the guarantee in clause 23 (Guarantee and Indemnity) (including without limitation the continuation of each Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this this letter) and the enforceability of such guarantee against such Guarantor in accordance with its terms. In addition, each Guarantor confirms that each security interest created under the Transaction Security Documents shall remain in full force and effect as a continuing security notwithstanding the amendments to the Revolving Facilities Agreement set out in Clause 4 (Amendments and Acknowledgments) above or any other any term or provision in this letter.

8.	FEES AND EXPENSES
8.1

The Company shall, or shall procure that a member of the Group will, pay to the Consenting Lenders participating in the Increase an upfront fee in the amount, manner and at the times agreed in a fee letter.

8.2

The Company shall reimburse the Agent promptly on demand for all reasonable charges and expenses (including, without limitation, the fees and expenses of legal advisors (subject to an agreed cap in writing (if any)) which are incurred by the Agent in connection with this letter, the Amended Facilities Agreement and the arrangements contemplated thereby, whether or not the Effective Date occurs.

9.	REPRESENT ATIONS AND WARRANTIES

Each Obligor represents and warrants to the Agent that the Repeating Representations are true and accurate in all respects (or, in the case of such Repeating Representations which are not otherwise subject to a materiality threshold or qualification in accordance with their terms, are correct in all material respects) as at the date of this letter.

10.	GENERAL
10.1	Construction

The provisions of clause 1.2 (Construction), clause 39 (Partial Invalidity), clause 40 (Remedies and Waivers) and clause 46 (Enforcement) shall apply to this letter as if set out in this letter, but as if references in those clauses to the Revolving Facilities Agreement were references to this letter.

10.2	Counterparts

This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

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10.3	Finance Documents

This letter is designated as a Finance Document by the Company and the Agent.

10.4	Third Party Rights
(a)

Unless expressly provided to the contrary in this letter, a person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 (or any analogous provision under any applicable law) to enforce or enjoy the benefit of any term of this letter.

(b)	Notwithstanding any term of this letter, the consent of any person who is not a party is not required to amend, rescind or otherwise vary this letter at any time
10.5	Governing law

This letter and any non-contractual obligations arising out of or in connection with it is governed by English law.

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SCHEDULE 1

Conditions Precedent to the Effective Date

1.	Corporate authorisations
(a)	A copy of a resolution of the executive committee of Manchester United Football Club Limited and the board of directors of each other Original Obligor:
(i)

approving the terms of, and the transactions contemplated by, this letter (including, without limitation, the Schedules attached to this letter) and resolving that it execute, deliver and perform the Transaction Documents (to which it is a party);

(ii)	authorising a specified person or persons to execute the Transaction Documents (to which it is a party) on its behalf; and
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents (to which it is a party).

(b)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (a) above in relation to this letter and related documents.
(c)

A certificate of an authorised signatory of each Original Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Original Obligor to be exceeded.

(d)

A certificate of an authorised signatory of each Original Obligor certifying that its constitutional documents as previously delivered to the Agent and each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this letter.

2.	Transaction Documents
(a)	This letter executed by each Obligor.
(b)	The upfront fee letter executed by the Company.
(c)	An English law governed supplemental debenture executed by the Original Obligors.
(d)	An English law governed supplemental mortgage executed by MUFC.
(e)	An English law governed supplemental share charge executed by MUL.

EXECUTION VERSION

((a)-(e) above each a “Transaction Document” and, together, the “Transaction Documents”).

3.	Legal opinion

A legal opinion of McGuireWoods London LLP as to English law, addressed to the Agent, the Security Trustee and the Lenders.

4.	Other documents and evidence

Evidence that the fees, costs and expenses (other than legal fees) then due pursuant to Clause 8 (Fees and Expenses) have been paid or will be paid by the Effective Date.

Please sign and return this letter as acknowledgment of your agreement to the above.

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

for itself and as facility agent for and on behalf of the Finance Parties

Signature:	/s/ Kevin Day
Name:	Kevin Day
Title:	Vice President

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

as security trustee for the Secured Parties

Signature:	/s/ Kevin Day
Name:	Kevin Day
Title:	Vice President

[Manchester United RCF Amendment Letter – Agent/Security Trustee Signature Page]

BANK OF AMERICA, N.A., LONDON BRANCH

as Consenting Lender

Signature:	/s/ Fiona Malitsky
Name:	Fiona Malitsy
Title:	Director

NATIONAL WESTMINSTER BANK PLC

as Consenting Lender

Signature:	/s/ Mike Malone
Name:	Mike Malone
Title:	Director

SANTANDER UK PLC

as Consenting Lender

Signature:	/s/ Christopher Longsdale
Name:	Christopher Longsdale
Title:	Director

HSBC UK BANK PLC

as Consenting Lender

Signature:	/s/ Nathan Pritchard
Name:	Nathan Pritchard
Title:	Head of Transaction Management

[Manchester United RCF Amendment Letter – Lender Signature Page]

RED FOOTBALL LIMITED

Signature:	/s/ Joel Glazer
Name:	Joel Glazer
Title:	Director

MU FINANCE LIMITED

Signature:	/s/ Joel Glazer
Name:	Joel Glazer
Title:	Director

MANCHESTER UNITED LIMITED

Signature:	/s/ Joel Glazer
Name:	Joel Glazer
Title:	Director

MANCHESTER UNITED FOOTBALL CLUB LIMITED

Signature:	/s/ Joel Glazer
Name:	Joel Glazer
Title:	Director

RED FOOTBALL JUNIOR LIMITED

Signature:	/s/ Joel Glazer
Name:	Joel Glazer
Title:	Director

[Manchester United RCF Amendment Letter – Obligor Signature Page]